UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2014 (June 12, 2014)

SUNOCO LOGISTICS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-31219	23-3096839
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1818 Market Street, Suite 1500, Philadelphia, PA 19103

(Address of principal executive office) (Zip Code)

(866) 248-4344

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders

On June 12, 2014, Sunoco Partners LLC, the general partner (the “General Partner”) of Sunoco Logistics Partners L.P. (the “Partnership”), executed Amendment No. 3 (the “Amendment”) to the Partnership’s Third Amended and Restated Partnership Agreement (the “Partnership Agreement”), which defines the rights of the holders of partnership interests in the Partnership.

A copy of the Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As noted above in Item 3.03 of this Current Report on Form 8-K, the General Partner amended the Partnership Agreement on June 12, 2014. The Amendment provides for the proportionate adjustment of the Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution, and Third Target Distribution, in connection with the previously announced two-for-one split of Partnership common units, which was effected through the distribution of additional Partnership units on June 12, 2014.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amendment No. 3 to Third Amended and Restated Partnership Agreement of Sunoco Logistics Partners L.P. dated as of June 12, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNOCO LOGISTICS PARTNERS L.P.

	By:	Sunoco Partners LLC, Its General Partner

	By:	/s/ Martin Salinas Jr.
Dated: June 17, 2014	Name:	Martin Salinas Jr.
Philadelphia, PA	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment No. 3 to Third Amended and Restated Partnership Agreement of Sunoco Logistics Partners L.P. dated as of June 12, 2014

4